           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 2000)

Name                                              Jurisdiction of Organization
----                                              ----------------------------
Alonso y Asociados S.A.                                      Mexico
AS Grey Oy                                                   Finland
Beyond Interactive Inc.                                      Delaware
CR & Grey Advertising Pty. Ltd.                              Singapore
CSS & Grey                                                   Cyprus
Cenajans Grey Reklamcilik A.S.                               Turkey
Creative Collaboration Grey S.A.                             Switzerland
Crescendo Productions Inc.                                   New York
Dorland & Grey S.A.                                          Belgium
Dorland & Grey S.A.                                          France
Elemental Interactive Design and Development , Inc.          Georgia
Esfera Grey, S.A.                                            Columbia
Fischer-Grey, C.A.                                           Venezuela
FOVA Inc.                                                    Delaware
GCG Norge A/S                                                Norway
GCG Scandinavia A/S                                          Denmark
GCI Group Inc.                                               New York
Great Productions Inc.                                       Delaware
Great Spot Films Ltd.                                        Delaware
Grey Advertising (Hong Kong) Ltd.                            Hong Kong
Grey Advertising (NSW) Pty. Ltd.                             Australia
Grey Advertising (New Zealand) Ltd.                          New Zealand

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 2000)

Name                                              Jurisdiction of Organization
----                                              ----------------------------
Grey Advertising de Venezuela, C.A.                          Venezuela
Grey Advertising (Victoria) Pty. Ltd.                        Australia
Grey Advertising Inc.                                        Maryland
Grey Advertising Ltd.                                        Canada
Grey Argentina S.A.                                          Argentina
Grey Athens Advertising S.A.                                 Greece
Grey Australia Pty. Ltd.                                     Australia
Grey Austria GmbH                                            Austria
Grey Chile S.A.                                              Chile
Grey Communications Group A/S                                Denmark
Grey Communications Group B.V.                               The Netherlands
Grey Communications Group Ltd.                               United Kingdom
Grey-Daiko Advertising, Inc.                                 Japan
Grey Denmark A/S                                             Denmark
Grey Diciembre S.A.                                          Uruguay
Grey Direct Inc.                                             Delaware
Grey Direct International GmbH                               Germany
Grey Directory Marketing Inc.                                Delaware
Grey Dusseldorf GmbH  Co. Kommanditgesellschaft              Germany
Grey Entertainment Inc.                                      New York
Grey Espana S.A.                                             Spain
Grey GmbH                                                    Germany
Grey Healthcare Group Inc.                                   Delaware
Grey Holding S.A.                                            Belgium

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 2000)

Name                                              Jurisdiction of Organization
----                                              ----------------------------
Grey Holding GmbH                                            Germany
Grey Holdings A.B.                                           Sweden
Grey Holdings Pty. Ltd.                                      South Africa
Grey IFC Inc.                                                Delaware
Grey India Inc.                                              Delaware
Grey Advertising (Malaysia) Sdn. Bhd.                        Malaysia
Grey Media Connections Inc.                                  New York
Grey Mexico, S.A. de C.V.                                    Mexico
Grey Peru S.A.                                               Peru
Grey Strategic Marketing Inc.                                Delaware
Grey Thailand Co. Ltd.                                       Thailand
Grey Ventures Inc.                                           New York
Greycom S.A.R.L.                                             France
Group Trace, S.A.                                            Spain
Hwa Wei & Grey Advertising Co. Ltd.                          Taiwan
Mediacom Inc.                                                Delaware
MediaCom Holding AB                                          Sweden
Milano e Grey S.p.A.                                         Italy
National Research Foundation for
   Business Statistics, Inc.                                 New York
Preferred Professionals Inc.                                 New York

           Grey Advertising Inc. and Consolidated Subsidiary Companies
                                  Exhibit 21.01
                              Subsidiaries of Grey
                              (as of March 1, 2000)

Name                                              Jurisdiction of Organization
----                                              ----------------------------
Rigel Ltd.                                                   Cayman Islands
SEK & Grey Ltd.                                              Finland
The Tape Center Inc.                                         Delaware
Triple Seven Concepts Inc.                                   Delaware
The Media Business Group, Plc.                               United Kingdom
Visual Communications Group Inc.                             New York
Walther, Gesess, Grey AG                                     Switzerland
West Indies & Grey Advertising Inc.                          Puerto Rico
Z&G Grey Comunicacao Ltda.                                   Brazil












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